Exhibit 99.1

To: Valued Investor

Subject:	Muscle Maker, Inc.
Strategic Update and Open Discussion

Date: 04/20/2021

Dear Valued Investor,

As part of our continuing open dialog with investors, I wanted to take a moment to bring everyone up to date on our growth strategy and several recent announcements. As always, we encourage you to sign up to our investor updates through the Muscle Maker Grill website https://musclemakergrill.com/investor-relations/ or visit the sec.gov website to review our filings with the Securities and Exchange Commission.

COVID-19 Update

The Covid-19 pandemic (“Covid”), as everyone is aware, was detrimental to many businesses, especially in the entertainment, retail, service and restaurant segments of the economy. Many industries were affected and continue to be so today. However, we believe we are beginning to see a light at the end of the tunnel. As the economy continues to open back up we are beginning to see revenue pick up steam as consumers begin to get back to a post-pandemic new norm. Consumers continue to utilize non-traditional ways to access restaurants through third-party delivery services, ghost kitchens and meal prep. We believe there is a significant opportunity to grow Muscle Maker utilizing these new strategies and have been positioning the company to execute against these strategies during Covid. Now that we are starting to exit the pandemic, it is our goal for these strategies to begin to be accretive to both the top line revenue and reflect improvements in our overall performance.

As an example, we strategically built four locations at the Northern Virginia Community College system in support of our non-traditional location strategy with universities and colleges. These locations are fully built and ready for operations but we are in a holding pattern until students return to campus. It is anticipated that students will be back at about a 70-85% capacity in the fall semester starting around August 2021. Getting these four locations open will be accretive to the company top-line revenue and start to drive a return on investment for these properties. On a side note, these locations were built under favorable lease terms whereas rent is based on net sales so we have not been required to make any rent payments to date and are carrying low expenses covering the basics like insurance while we gear up for the return of the student population.

Military bases and New York City locations as well as other hard-hit areas due to Covid are also coming back online. Restrictions are being lifted in many places regarding capacity, people are returning to work, travel is starting back up and hours of operations are being extended back to pre-pandemic levels in some geographical areas.

Covid caused, in our opinion, a fundamental change to the restaurant industry. Consumers are more likely to rely on delivery, ghost kitchens, meal prep, home delivery and other non-traditional venues and methods to access restaurant items. Through our strategy of focusing on these non-traditional approaches, we believe we are well positioned to both strategically and financially execute against our growth strategy.

Recent Strategic Announcements

As mentioned in other filings, updates and press releases, Muscle Maker, Inc. will continue to be on the lookout for accretive strategic acquisitions. Our strategy continues to be to develop and grow the company using non-traditional approaches and locations to get healthy food in consumer’s stomachs. It is our intent to continue to organically grow by opening new strategic locations on military bases, universities, fresh-prepared meal prep delivery and ghost kitchens. However, we also believe an expedited way to drive revenue and performance is to acquire profitable strategic assets when possible. Our approach is to analyze companies we believe follow our philosophy of healthier eating while also being unique in how they operate. This can be via non-traditional locations or simply how they get food to consumers. We believe there will be multiple acquisition opportunities that will present themselves in the wake of Covid-19.

$10,000,000 Above Market Private Placement

In order to position the company for growth to be able to react quickly to potential strategic accretive acquisition targets, on April 7, 2021, we completed an above-market private placement with a single U.S. investor for $10,000,000.

The financing includes (i) 1,250,000 shares of common stock together with warrants (the “Common Warrants”) to purchase up to 1,250,000 shares of common stock and (ii) 2,865,227 pre-funded warrants (the “Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable for one share of common stock, together with Common Warrants to purchase up to 2,865,227 shares of common stock. Each share of common stock and accompanying Common Warrant are being sold together at a combined offering price of $2.43, and each Pre-funded Warrant and accompanying Common Warrant are being sold together at a combined offering price of $2.42.

In our opinion, this capital raise was completed on very favorable terms with an above market closing price representing over a 42% increase in share price from our previous capital raise in 2020. The offering is straight equity with no resets.

We believe, with this capital raise, the Company is well capitalized allowing the Company to pursue both strategic, accretive acquisitions and organic growth.

Superfit Foods, LLC Acquisition

On March 30, 2021, Muscle Maker, Inc. completed our first strategic acquisition by acquiring the assets of Superfit Foods, LLC, a fresh-prepared meal prep business located in Jacksonville, Florida. Superfit Foods is a perfect example of the accretive businesses we are looking to acquire – it has sustained revenue growth, supports our non-traditional strategy and is a driver to help get the Company to grow through acquisitions rather than just through organic growth. Superfit Foods has experienced significant growth since its inception with revenue increasing by double digits year over year – even during the height of the pandemic. This same pattern of revenue growth continued in Q1, 2021.

In 2020, Superfit Foods produced over 220,000 fresh-prepared meals. The average order size was about 8.5 meals per order with revenue of roughly $81.70 per order. We believe these types of acquisitions are a perfect fit with our growth strategy.

The global meal kit delivery market was estimated at $7.9 billion in 2019 and is expected to grow at a compound annual growth rate of 12.8% from 2020 to 2027. Superfit Foods is differentiated from other meal prep services by allowing customers in the Jacksonville market to order online via the company’s website or mobile app and pick up their fully prepared meals from 28 company owned coolers located in gyms and wellness centers. All orders are prepared in a single company owned kitchen and dropped off twice per week in our coolers. This allows health conscious consumers the ability to conveniently receive their meals after working out or simply completing their weekly shopping routines.

We are very excited about Superfit Foods as they not only produce a significant amount of fresh-prepared meals today but also have grown by double digit percentages since its inception. Even during the pandemic, Superfit Foods was able to grow year over year and continues to do so through Q1 2021. We believe we have a significant growth opportunity in the Jacksonville market alone considering our 28 pick up locations are less than 5% of the 500+ potential gyms, wellness centers or lifestyle centers in the market. This business model is highly expandable and Muscle Maker, Inc. will begin leveraging our existing footprint to better serve consumers who are looking for convenient, subscription based, healthier for you, fresh-prepared meal prep options not only in Jacksonville but in new markets.

Fitness and wellness takes many forms but combining healthy eating with an active lifestyle produces the best results. Getting healthy doesn’t work if you are only working out or only eating healthy. Yes, there are benefits from doing only one part of the overall process but combining an active lifestyle with healthy eating is a strong combination to produce results. Gyms struggle to keep consumers active with memberships, they experience a lot of turnover. Trainers experience the same thing. Our belief is that this is a direct result of people not seeing immediate results. Combining healthy eating with an active lifestyle typically produces sustainable and measurable results. By partnering with gyms, trainers, wellness and lifestyle centers, it’s a win-win-win scenario. Consumers see results, gyms/trainers retain clients and Superfit Foods continues to grow at a rapid pace via new subscribers. Combine that with convenience and we believe we have a unique approach to this market.

Other Recent Developments

The Company continues to adapt to the changing restaurant environment and will remain aggressive in pursuing various growth opportunities, new technologies, menu development and basically reviewing all aspects of the business.

Expansion of Ghost Kitchen Brands

Ghost kitchens allow restaurants to launch multiple brands while leveraging their existing infrastructure, labor and ingredients. Meals are received via third-party delivery apps such as UberEats, DoorDash and GrubHub. Consumers order meals via these apps and food is picked up by independent drivers and delivered to consumers’ doors – the deliveries are contactless and convenient.

As part of our non-traditional growth strategy, we are deploying ghost kitchens in both new stand alone and existing restaurants. For existing restaurants, we have begun launching multiple ghost kitchen brands out of the restaurant kitchen facility to leverage excess capacity, labor, infrastructure and ingredients. In various locations we have launched Burger Joe’s, a decadent burger concept, Meal Plan AF, a meal plan concept, Healthy Joe’s, our healthier for you sister brand, Bowls Deep, a healthy bowl concept, Wrap It Up Wraps, a healthy wrap concept, Gourmet Sandwich Co and Salad Vibes. While none of these should be viewed as stand alone concepts, they do add incremental revenue to the location without any significant cost additions. This helps to leverage various fixed costs in each location.

We believe there is a great opportunity in ghost kitchens and the future of restaurants as consumers have changed their purchasing patterns and rely more heavily on home-delivered meals and convenience.

Happy Meal Prep

The Company announced previously an agreement with a software company called Happy Meal Prep. Basically, this is a web-based ordering platform supporting fresh-prepared meal prep delivery within a 250 mile radius of participating locations. We are in the pilot stage of this program and running the software/website out of one of our New York locations. Muscle Maker now has the ability to ship meals, via UPS, directly to consumer doors. This supports our fresh-prepared meal prep strategy and opens upwards of millions of potential new customers that reside within the 250 mile radius. The program is in its pilot stage and we are learning how to market the program but so far we are encouraged by the progress being made as well as the potential this program represents. The program can be run out of most of our locations, including franchise locations.

Text Marketing Program

To keep up with marketing trends, the Company is moving away from its email-based marketing program to a text message-based marketing program. Our thoughts here are that due to many email filters, overabundance of email messages and simply that people set up many “dummy” email accounts just to get discounts, it makes sense to move away from email into text marketing. Consumers will opt-in to the program and receive up to six text messages per month with various offers or announcements. For example, we may want to announce a new menu item. We can send out a special promotion and clickable coupon to try the new menu item. We believe this has a better chance of consumer interaction than an email and tends to be more immediate in nature. We know that text messages are instantaneous without the need to open an app or web browser to see them. The program also has the added benefit of reducing monthly costs by approximately $3,000 - $4,000 per month.

Summary

In summary, we have come a long way since Covid-19 changed our world. We believe Covid-19 has created an immense opportunity in the non-traditional development arena and pushed new concepts like ghost kitchens and delivery to the forefront while disrupting the restaurant industry. Muscle Maker Grill has a unique opportunity to expand into these new areas at a rapid pace through strategic, accretive acquisitions without being encumbered by existing four-walled restaurants. Our strategy focuses on getting “healthier for you” meals in consumer’s stomachs. Whether it’s on military bases, universities, ghost kitchens, delivery or fresh-prepared meals, we believe we are positioned well and now well capitalized to execute against this strategy. Our first strategic acquisition of SuperFit Foods is a perfect example of how we plan on growing the business in an accretive way while improving revenue and performance while still staying a bit different than the other restaurant companies. We can be leaders in this new economy.

Forward-Looking Statements

This document may include ‘‘forward-looking statements.’’ To the extent that the information presented in this document discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ‘‘should,” ‘‘may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “goals” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Muscle Maker Grill Marketing
marketing@musclemakergrill.com

Investor Relations:
IR@musclemakergrill.com